EXHIBIT 21



                            BELPORT CAPITAL FUND LLC
                                  SUBSIDIARIES


         Name                                      Jurisdiction of Incorporation
         ----                                      -----------------------------
Belport Realty Corporation                                    Delaware

Bel Multifamily Property Trust                                Maryland

Monadnock Property Trust, LLC                                 Delaware